                                                                Sub-Item 77Q1(e)

                                AMENDMENT NO. 6

                                       TO

            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS


     This Amendment dated as of January 7, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated May 1, 2008, between Invesco Advisers, Inc. (the "Adviser"), on behalf of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

                              W I T N E S S E T H:

     WHEREAS, the parties desire to amend the Contract to add the following portfolio: Invesco V.I. Balanced-Risk Allocation Fund;

     NOW, THEREFORE, the parties agree that;

     1. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A

Invesco V.I. Balanced-Risk Allocation Fund                 Invesco V.I. Global Dividend Growth Fund
Invesco V.I. Basic Balanced Fund                           Invesco V.I. High Yield Securities Fund
Invesco V.I. Basic Value Fund                              Invesco V.I. Income Builder Fund
Invesco V.I. Capital Appreciation Fund                     Invesco V.I. S&P 500 Index Fund
Invesco V.I. Capital Development Fund                      Invesco V.I. Select Dimensions Balanced
Invesco V.I. Core Equity Fund                                Fund
Invesco V.I. Diversified Income Fund                       Invesco V.I. Select Dimensions Dividend
Invesco V.I. Dynamics Fund                                   Growth Fund
Invesco V.I. Financial Services Fund                       Invesco V.I. Select Dimensions Equally-  Fund
Invesco V.I. Global Health Care Fund                         Weighted S&P 500 Fund
Invesco V.I. Global Multi-Asset Fund                       Invesco Van Kampen V.I. Capital Growth
Invesco V.I. Global Real Estate Fund                       Fund
Invesco V.I. Government Securities Fund                    Invesco Van Kampen V.I. Comstock Fund
Invesco V.I. High Yield Fund                               Invesco Van Kampen V.I. Equity and
Invesco V.I. International Growth Fund                       Income Fund
Invesco V.I. Large Cap Growth Fund                         Invesco Van Kampen V.I. Global Tactical
Invesco V.I. Leisure Fund                                  Asset Allocation Fund
Invesco V.I. Mid Cap Core Equity Fund                      Invesco Van Kampen V.I. Global Value
Invesco V.I. Money Market Fund                             Equity Fund
Invesco V.I. Small Cap Equity Fund                         Invesco Van Kampen V.I. Government Fund
Invesco V.I. Technology Fund                               Invesco Van Kampen V.I. Growth and
Invesco V.I. Utilities Fund                                Income Fund
Invesco V.I. Dividend Growth Fund                          Invesco Van Kampen V.I. High Yield Fund

Invesco Van Kampen V.I. International                      Invesco Van Kampen V.I. Mid Cap Value
Growth Equity Fund                                         Fund
Invesco Van Kampen V.I. Mid Cap Value Growth               Invesco Van Kampen V.I. Value Fund"
Fund

     2.   All  other  terms and provisions of the Contract not amended shall
          remain in   full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                            INVESCO ADVISERS, INC.

                                            Adviser

                                            By: /s/ John M. Zerr
                                                ----------------------------
                                                Name: John M. Zerr
                                                Title: Senior Vice President

                                            INVESCO TRIMARK LTD.

                                            Sub-Adviser

                                            By: /s/ Eric J. Adelson
                                                -----------------------------
                                                Name: Eric J. Adelson
                                                Title: Senior Vice President,
                                                       Legal and Secretary

                                            By: /s/ Wayne Bolton
                                                -----------------------------
                                                Name: Wayne Bolton
                                                Title: Vice President,
                                                Compliance & Chief Compliance
                                                Officer

                                   INVESCO ASSET MANAGEMENT
                                   DEUTSCHLAND GMBH

                                   Sub-Adviser

                                   By: /s/ Jens Langewand and /s/ K.G. Bayer
                                       -------------------------------------
                                       Name:Jens Langewand and Karl George Bayer
                                       Title: Managing Directors

                                             INVESCO ASSET MANAGEMENT LIMITED

                                             Sub-Adviser

                                             By:  /s/ William McDermott
                                                  -----------------------
                                                  Name: William McDermott
                                                  Title:  Director

                                           INVESCO ASSET MANAGEMENT (JAPAN) LTD.

                                           Sub-Adviser

                                           By:  /s/ Alexander M. Prout
                                                -------------------------
                                                Name: Alexander M. Prout
                                                Title: President & CEO

                                          INVESCO AUSTRALIA LIMITED

                                          Sub-Adviser

                                          By: /s/ Mark Yesberg and Ian Coltman
                                              --------------------------------
                                              Name: Mark Yesberg and Ian Coltman
                                              Title: Head of Product &
                                                     Marketing/ Head of Legal

                                         INVESCO HONG KONG LIMITED

                                         Sub-Adviser

                                         By: /s/ Anna Tong and /s/ Gracie Liu
                                             --------------------------------
                                             Name: Anna Tong and Gracie Liu
                                             Title: Director / Director

                                         INVESCO SENIOR SECURED MANAGEMENT, INC.

                                         Sub-Adviser

                                         By: /s/ Jeffrey H. Kupor
                                             --------------------------
                                             Name: Jeffrey H. Kupor
                                             Title:  Secretary & General Counsel